                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                             ACQUISITION INFORMATION
           (SALES REVENUE COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                                    FOURTH QUARTER 2001
                                                               -----------------------------
                                                                   % GROWTH SALES REVENUE
                                                               -----------------------------
                                                                   WITH          WITHOUT
                                                               ACQUISITIONS  ACQUISITIONS(1)
                                                               ------------  ---------------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                9 %          (14)%
    Performance Chemicals and Intermediates                        (17)%          (17)%
    Specialty Plastics                                             (15)%          (15)%
                                                                   ---            ---
      Total                                                         (6)%          (15)%
                                                                   ---            ---

Polymers Group Segments:
    Polymers                                                       (12)%          (12)%
    Fibers                                                          (3)%           (3)%
                                                                   ---            ---
      Total                                                        (10)%          (10)%
                                                                   ---            ---

Total Eastman Chemical Company                                      (7)%          (13)%
                                                                   ===            ===

Regional Sales Revenue
    United States and Canada                                       (12)%          (18)%
    Europe, Middle East, and Africa                                 (4)%          (12)%
    Asia Pacific                                                    (1)%           (2)%
    Latin America                                                    7 %            4 %

                                                                     TWELVE MONTHS, 2001
                                                               -------------------------------
                                                                   % GROWTH SALES REVENUE
                                                               -------------------------------
                                                                   WITH            WITHOUT
                                                               ACQUISITIONS    ACQUISITIONS(2)
                                                               ------------    ---------------
Chemicals Group Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks               28 %              (8)%
    Performance Chemicals and Intermediates                        (13)%             (13)%
    Specialty Plastics                                              (8)%              (8)%
                                                                   ---               ---
      Total                                                          4 %             (11)%
                                                                   ---               ---

Polymers Group Segments:
    Polymers                                                        (2)%              (2)%
    Fibers                                                          (1)%              (1)%
                                                                   ---               ---
      Total                                                         (1)%              (1)%
                                                                   ---               ---

Total Eastman Chemical Company                                       2 %              (6)%
                                                                   ===               ===

Regional Sales Revenue
    United States and Canada                                        (1)%             (10)%
    Europe, Middle East, and Africa                                  8 %              (3)%
    Asia Pacific                                                     1 %               1 %
    Latin America                                                    7 %               6 %

(1)      Quarterly comparison excludes Hercules.
(2)      Year-to-date comparison excludes Sokolov, McWhorter, and Hercules.

                                                                     SCHEDULE II

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                                            ADDITIONS
                                                                   --------------------------
(Dollars in millions)                           BALANCE AT         CHARGED TO        CHARGED                           BALANCE AT
                                                JANUARY 1,          COST AND         TO OTHER                         DECEMBER 31,
            Description                            1999             EXPENSE          ACCOUNTS         DEDUCTIONS          1999
                                                ----------         ----------        --------         ----------      ------------
Reserve for:
     Doubtful accounts and returns                 $ 12              $  7              $ --              $  6             $ 13
     Environmental contingencies                     47                 2                 1                 1               49
                                                   ----              ----              ----              ----             ----
                                                   $ 59              $  9              $  1              $  7             $ 62
                                                   ====              ====              ====              ====             ====

                                                BALANCE AT                                                             BALANCE AT
                                                JANUARY 1,                                                            DECEMBER 31,
                                                   2000                                                                   2000
                                                ----------                                                            ------------
Reserve for:
     Doubtful accounts and returns                 $ 13              $  8              $ --              $  5             $ 16
     Environmental contingencies                     49                 1                 2                 3               49
                                                   ----              ----              ----              ----             ----
                                                   $ 62              $  9              $  2              $  8             $ 65
                                                   ====              ====              ====              ====             ====

                                                BALANCE AT                                                             BALANCE AT
                                                JANUARY 1,                                                            DECEMBER 31,
                                                   2001                                                                   2001
                                                ----------                                                            ------------
Reserve for:
     Doubtful accounts and returns                 $ 16              $ 25              $ --              $  6             $ 35
     Environmental contingencies                     49                 5                --                --               54
                                                   ----              ----              ----              ----             ----
                                                   $ 65              $ 30              $ --              $  6             $ 89
                                                   ====              ====              ====              ====             ====


                                      149